               Consent of Independent Certified Public Accountants

         We have issued our report dated July 14, 2000 accompanying the financial statements of Insured Municipals Income Trust and Invetors' Quality Tax-Exempt Trust, Multi-Series 302 as of May 31, 2000, and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP


Chicago, Illinois
September 25, 2000